Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Post-Effective Amendments to Registration Statement on Forms N-4 of Allianz Life of NY Variable Account C of our reports dated March 27, 2019 and April 10, 2019, relating to the financial statements of Allianz Life of NY Variable Account C and the statutory financial statements of Allianz Life Insurance Company of New York, respectively, which appear in such Registration Statement.  We also consent to the references to us under the headings “Experts”, “Auditor Update”, "Financial Statements", and "Statutory Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 24, 2019

Consent of Independent Auditors

The Board of Directors and Stockholder of Allianz Life Insurance Company of New York

We consent to the use of our report dated May 18th, 2018 on the statutory statements of admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of New York as of December 31, 2017 and the related statutory statements of operations and capital and surplus, and cash flow for the years ended December 31, 2017 and 2016, incorporated by reference herein and to the references to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ (Signed) KPMG LLP
Minneapolis, Minnesota
April 24, 2019